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                                                           EXHIBIT 4(d)



                            THE SCHEDULE
                   THE VARIABLE SEPARATE ACCOUNTS
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|-----------------------------------------------------------------------|
| Annuitant                   Owner                                     |
| MARK HARMON                 MARK HARMON                               |
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|                                                                       |
| Initial Premium             Annuity Option        Annuity             |
|                                                   Commencement Date   |
|                                                                       |
| $120,000.00                 LIFE 10 YEAR          AUGUST 1, 2049      |
|                             CERTAIN                                   |
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| Separate Account(s)                               Contract Number     |
| SEPARATE ACCOUNT B                                I000001-FP (Q)      |
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DIVISIONS INVESTING IN SHARES OF A MUTUAL FUND

Separate Account B (the "Account") is a unit investment trust Separate Account, organized in and governed by the laws of the State of Delaware, our state of domicile. The Account is divided into Divisions. Each Division listed below invests in shares of the mutual fund portfolio (the "Series") designated. Each portfolio is a part of The GCG Trust managed by Directed Services, Inc.


      SERIES                             SERIES
      ------                             ------
      Equity Income                      Real Estate
      Fully Managed                      Hard Assets
      Value Equity                       Limited Maturity Bond
      Small Cap                          Liquid Asset
      Capital Appreciation               Strategic Equity
      Rising Dividends                   Managed Global
      Mid-Cap Growth                     Research
      Total Return                       Growth
      Capital Growth                     Global Fixed Income
      Emerging Markets                   Developing World


The Division listed below invests in shares of the mutual fund portfolio (the "Portfolio") designated. The portfolios are a part of the PIMCO Trust managed by Pacific Investment Managment Company.


                   PORTFOLIO
                   ---------
                   High Yield Bond
                   StocksPlus Growth and Income


The Divisions below invests in shares of the mutual fund portfolio (the "Portfolio") designated. Each portfolio is a part of The Galaxy VIP fund, managed by Fleet Investment Advisors, Inc.


                   PORTFOLIO
                   ---------
                   Equity
                   Small Company Growth
                   Asset Allocation
                   Growth & Income
                   High Quality Bond




GA-IA-1037-02/97             3B

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